UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 14, 2011

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01               Regulation FD Disclosure.

VIST Financial Corp. (the “Company”) announced that it has withdrawn its previously filed application to the U.S. Department of the Treasury (“Treasury”) to participate in Treasury’s Small Business Lending Fund (“SBLF”), which was created as part of the Small Business Jobs Act enacted in September 2010.  The Company decided to withdraw the application after being notified by Treasury representatives that the Company’s application would not be approved.  Treasury did not advise the Company of any specific reason that its application would not be approved.  Robert D. Davis, the Company’s President and Chief Executive Officer, said “The SBLF was one of several alternatives being considered by the Company to supplement our existing capital levels to support our business and growth strategy.  Our decision to withdraw the application will not affect these strategies or adversely impact our capital levels, which currently exceed the amounts necessary to be considered ‘well capitalized.’”

This report may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our filings made with the SEC, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 on file with the SEC.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: September 14, 2011

	By:	/s/ Robert D. Davis
Robert D. Davis
President and Chief Executive Officer